UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2022

Hines Global Income Trust, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

845 Texas Avenue
Suite 3300
Houston, Texas	77002-1656
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
         Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Amended and Restated Advisory Agreement

On September 14, 2022, Hines Global Income Trust, Inc. (the “Company”) and HGIT Properties, LP (the “Operating Partnership”) entered into the Second Amended and Restated Advisory Agreement (the “Advisory Agreement”) with HGIT Advisors LP (the “Advisor”). The Advisory Agreement amends and restates the prior version of the agreement to, among other things, amend the calculation of the asset management fee in connection with the DST Program (as defined below). As amended, the asset management fee will be a monthly fee in an amount equal to 0.0625% per month of (a) the value of the Company’s real estate investments and (b) the aggregate proceeds received by the Company or its affiliate for selling interests in properties in the DST Program to third party investors, net of up-front fees and expense reimbursements payable out of the gross sale proceeds from the sale of such interests (the “DST Proceeds”) at the end of each month. In no event will the asset management fee exceed an amount equal to 1/12th of 1.25% of (i) the Company’s net asset value and (ii) the aggregate DST Proceeds at the end of the applicable month.

In addition, the Advisory Agreement includes certain terms and provisions related to the facilitation of the Company’s launch of a program (the “DST Program”), pursuant to which a subsidiary of the Operating Partnership intends to raise capital through the sale of beneficial interests in Delaware statutory trusts holding real properties, including properties currently indirectly owned by the Operating Partnership.

The foregoing description of the Advisory Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, which is field as Exhibit 10.1 to this Current Report on Form 8-K.

Sixth Amended and Restated Limited Partnership Agreement

On September 14, 2022, in connection with the DST Program, the Company, on behalf of itself as general partner and on behalf of the limited partners thereto, entered into the Sixth Amended and Restated Limited Partnership Agreement of HGIT Properties LP (the “Partnership Agreement”). The Restated Partnership Agreement amends the prior limited partnership agreement of the Operating Partnership in order to facilitate the issuance of units of limited partnership interest in exchange for beneficial interests in Delaware statutory trusts issued pursuant to the DST Program.

The foregoing description of the Amended and Restated Limited Partnership Agreement is qualified in its entirety by reference to the full text of the Partnership Agreement, which is field as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On September 20, 2022, Hines Interests Limited Partnership (“Hines”) issued a press release related to the launch of the Company's DST Program. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished herewith, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Second Amended and Restated Advisory Agreement, dated as of September 14, 2022, by and among HGIT Advisors LP, HGIT Properties LP and Hines Global Income Trust, Inc.
10.2	Sixth Amended and Restated Limited Partnership Agreement of HGIT Properties, LP, dated as of September 14, 2022
99.1	Press Release of Hines, dated September 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global Income Trust, Inc.

September 20, 2022	By:	/s/ A. Gordon Findlay
Name: A. Gordon Findlay
Title: Chief Accounting Officer, Treasurer and Secretary